Exhibit 99.1

ON24 Announces Third Quarter 2023 Financial Results

•Third quarter total revenue of $39.2 million
•Exceeded Q3 2023 profitability targets
•Launching new AI-powered solution, ACE, “Analytics and Content Engine”
•Continued to execute on capital return program; returned approximately $25 million to stockholders in Q3
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading sales and marketing platform for B2B digital engagement, today announced financial results for the third quarter ended September 30, 2023.
“We are pleased with our performance for the third quarter. We delivered results ahead of guidance across all metrics, and despite the tough macroeconomic environment, we see positive momentum in our business. We are focused on executing against our strategic growth pillars, and are excited to be launching ACE, our new AI-powered Analytics and Content Engine. ACE will be available across our platform and will fuel the next generation of our customers’ experiences,” said Sharat Sharan, co-founder and CEO of ON24. “The progress we have made internally, coupled with signs of stability in the renewal base, give us the confidence to raise our full year 2023 guidance. We believe that we are well positioned for growth in 2024.”
Third Quarter 2023 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $38.1 million.
◦Total revenue was $39.2 million.
•ARR:
◦Core Platform ARR of $136.5 million as of September 30, 2023.
◦Total ARR of $140.2 million as of September 30, 2023.
•GAAP Operating Loss was $14.1 million, compared to GAAP operating loss of $14.8 million in the third quarter of 2022.
•Non-GAAP Operating Loss was $1.1 million, compared to non-GAAP operating loss of $3.6 million in the third quarter of 2022.
•GAAP Net Loss was $11.5 million, or $(0.26) per diluted share, compared to GAAP net loss of $14.4 million, or $(0.30) per diluted share in the third quarter of 2022.
•Non-GAAP Net Income was $1.5 million, or $0.03 per diluted share, compared to a non-GAAP net loss of $3.3 million, or $(0.07) per diluted share in the third quarter of 2022.
•Adjusted EBITDA was $0.1 million.
•Cash Flow: Net cash used in operating activities was $2.9 million, compared to $3.5 million used in operating activities in the third quarter of 2022. Free cash flow was negative $3.2 million for the quarter, compared to negative $4.2 million in the third quarter of 2022.
•Cash, Cash Equivalents and Marketable Securities totaled $213.7 million as of September 30, 2023.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Recent Business Highlights:
•Fueling the next generation of the ON24 platform with the launch of ACE, a new AI-powered Analytics and Content Engine that is currently in Beta.
•Continued focus on differentiation as an enterprise-grade, secure platform achieving ISO certifications
•that demonstrate a continued commitment to security and privacy protections.
•Gained traction with highly regulated industries to enable mission-critical go to market use cases with an aggregate YoY ARR growth in these use cases in the high single digits. These use cases include healthcare professional engagement, member enrollment and continuing professional education and certification.
•Recognized by the third-party tech analyst firm, Research in Action, as the top-ranking platform globally for greatest breadth and depth of solution offering and highest customer satisfaction and price-vs-value ratio.
Financial Outlook
For the fourth quarter of 2023, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $35.8 million to $36.8 million.
•Total revenue of $36.8 million to $37.8 million.
•Non-GAAP operating loss of $1.4 million to $0.8 million.
•Non-GAAP net income per share of $0.01 to $0.02 using approximately 45.8 million diluted shares outstanding.
◦Restructuring charge of $0.4 million to $0.8 million, excluded from the Non-GAAP amounts above.
For the full year 2023, ON24 now expects:
•Core Platform Revenue, including services, to be in the range of $155.6 million to $156.6 million.
•Total revenue of $161.2 million to $162.2 million.
•Non-GAAP operating loss of $7.5 million to $6.9 million.
•Non-GAAP net income per share of $0.04 to $0.06 per share using approximately 49.2 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (877) 497-9071 or +1 (201) 689-8727.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AR-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.
ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$10,804	$26,996
Marketable securities	202,935	301,125
Accounts receivable, net	25,885	43,757
Deferred contract acquisition costs, current	12,327	13,136
Prepaid expenses and other current assets	6,538	6,281
Total current assets	258,489	391,295
Property and equipment, net	5,851	7,212
Operating right-of-use assets	3,312	5,606
Intangible asset, net	1,394	1,979
Deferred contract acquisition costs, non-current	15,642	17,773
Other long-term assets	1,271	1,608
Total assets	$285,959	$425,473
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,696	$4,611
Accrued and other current liabilities	16,626	18,465
Deferred revenue	66,603	83,453
Finance lease liabilities, current	345	1,554
Operating lease liabilities, current	2,692	2,648
Total current liabilities	88,962	110,731
Operating lease liabilities, non-current	3,176	5,040
Other long-term liabilities	1,302	1,741
Total liabilities	93,440	117,512
Stockholders’ equity
Common stock	4	5
Additional paid-in capital	488,305	562,555
Accumulated deficit	(295,638)	(253,727)
Accumulated other comprehensive loss	(152)	(872)
Total stockholders’ equity	192,519	307,961
Total liabilities and stockholders’ equity	$285,959	$425,473

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription and other platform	$36,430	$43,271	$114,130	$129,812
Professional services	2,792	4,304	10,241	14,493
Total revenue	39,222	47,575	124,371	144,305
Cost of revenue:
Subscription and other platform(1)(4)	8,390	10,120	27,345	29,680
Professional services(1)(4)	2,457	3,182	8,908	9,867
Total cost of revenue	10,847	13,302	36,253	39,547
Gross profit	28,375	34,273	88,118	104,758
Operating expenses:
Sales and marketing(1)(4)	21,510	26,553	68,555	84,596
Research and development(1)(2)(4)	9,730	11,324	31,759	32,916
General and administrative(1)(3)(4)	11,200	11,164	37,583	33,199
Total operating expenses	42,440	49,041	137,897	150,711
Loss from operations	(14,065)	(14,768)	(49,779)	(45,953)
Interest expense	18	42	80	145
Other income, net	(2,718)	(463)	(8,483)	(183)
Loss before provision for income taxes	(11,365)	(14,347)	(41,376)	(45,915)
Provision for income taxes	109	40	535	163
Net loss	(11,474)	(14,387)	(41,911)	(46,078)
Net loss per share:
Basic and diluted	$(0.26)	$(0.30)	$(0.92)	$(0.97)
Weighted-average shares used in computing net loss per share:
Basic and diluted	43,832,475	47,640,200	45,655,106	47,357,711
(1)Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue
Subscription and other platform	$638	$849	$2,132	$2,540
Professional services	123	165	419	505
Total cost of revenue	761	1,014	2,551	3,045
Sales and marketing	3,693	3,597	10,305	10,986
Research and development	2,332	2,019	6,716	5,925
General and administrative	4,779	3,273	13,719	9,152
Total stock-based compensation expense	$11,565	$9,903	$33,291	$29,108

(2)Research and development expense includes amortization of acquired intangible asset of $142 thousand and $419 thousand for the three and nine months ended September 30, 2023, respectively, and $148 thousand and $285 thousand for the three and nine months ended September 30, 2022, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three and nine months ended September 30, 2023 includes fees related to shareholder activism of nil and $2,656 thousand, respectively.
(4)The results of operations for the three and nine months ended September 30, 2023 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, and impairment charges on our headquarters lease, as follows:

	Three Months Ended September 30, 2023			Nine months Ended September 30, 2023
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$629	$19	$648	$2,134	$108	$2,242
Professional services	39	18	57	143	119	262
Total cost of revenue	668	37	705	2,277	227	2,504
Sales and marketing	150	48	198	1,958	256	2,214
Research and development	174	97	271	1,287	569	1,856
General and administrative	21	70	91	303	409	712
Total restructuring costs	$1,013	$252	$1,265	$5,825	$1,461	$7,286

The results of operations for the three and nine months ended September 30, 2022 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities.

Three and Nine Months Ended September 30, 2022
Severance and Related Charges
Cost of revenue
Subscription and other platform	$363
Professional services	27
Total cost of revenue	390
Sales and marketing	582
Research and development	61
General and administrative	37
Total restructuring costs	$1,070

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,249	1,407	4,041	3,953
Stock-based compensation expense	11,565	9,903	33,291	29,108
Amortization of deferred contract acquisition cost	3,777	3,833	11,621	11,850
Provision for allowance for doubtful accounts and billing reserve	661	456	2,360	1,203
Non-cash lease expense	398	474	1,339	1,475
Accretion of marketable securities	(2,142)	(447)	(5,853)	(117)
Lease impairment charge	252	—	1,461	—
Other	50	103	206	103
Change in operating assets and liabilities:
Accounts receivable	4,768	8,096	15,512	13,741
Deferred contract acquisition cost	(2,418)	(2,672)	(8,681)	(10,040)
Prepaid expenses and other assets	805	1,572	(43)	(5)
Accounts payable	(1,657)	(51)	(2,128)	263
Accrued liabilities	(290)	(1,624)	(3,037)	(1,369)
Deferred revenue	(7,856)	(9,745)	(16,850)	(15,231)
Other liabilities	(548)	(373)	(2,671)	(1,749)
Net cash used in operating activities	(2,860)	(3,455)	(11,343)	(12,893)
Cash flows from investing activities:
Purchase of property and equipment	(344)	(726)	(1,076)	(2,400)
Acquisition, net of cash acquired	—	—	—	(2,495)
Purchase of marketable securities	(36,679)	(99,690)	(232,504)	(211,310)
Proceeds from maturities of marketable securities	42,996	59,867	319,466	121,965
Proceeds from sale of marketable securities	8,418	—	17,739	—
Net cash provided by (used in) investing activities	14,391	(40,549)	103,625	(94,240)
Cash flows from financing activities:
Proceeds from exercise of stock options	457	729	1,341	2,467
Proceeds from issuance of common stock under ESPP	—	—	546	833
Payment of tax withholding obligations related to net share settlements on equity awards	—	—	—	(1,756)
Payment for repurchase of common stock	(25,933)	—	(59,239)	(21,808)
Payment of cash dividend	—	—	(49,872)	—
Repayment of equipment loans	(56)	(68)	(187)	(201)
Repayment of finance lease obligations	(373)	(427)	(1,315)	(1,399)
Net cash (used in) provided by financing activities	(25,905)	234	(108,726)	(21,864)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(65)	211	164	487
Net decrease in cash, cash equivalents and restricted cash	(14,439)	(43,559)	(16,280)	(128,510)
Cash, cash equivalents and restricted cash, beginning of period	25,328	80,092	27,169	165,043
Cash, cash equivalents and restricted cash, end of period	$10,889	$36,533	$10,889	$36,533

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of gross profit and gross margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP gross profit	$28,375	$34,273	$88,118	$104,758
Add:
Stock-based compensation	761	1,014	2,551	3,045
Restructuring costs	668	390	2,277	390
Impairment charge	37	—	227	—
Non-GAAP gross profit	$29,841	$35,677	$93,173	$108,193
GAAP gross margin	72%	72%	71%	73%
Non-GAAP gross margin	76%	75%	75%	75%

Reconciliation of operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP sales and marketing	$21,510	$26,553	$68,555	$84,596
Less:
Stock-based compensation	(3,693)	(3,597)	(10,305)	(10,986)
Restructuring costs	(150)	(582)	(1,958)	(582)
Impairment charge	(48)	—	(256)	—
Non-GAAP sales and marketing	$17,619	$22,374	$56,036	$73,028

GAAP research and development	$9,730	$11,324	$31,759	$32,916
Less:
Stock-based compensation	(2,332)	(2,019)	(6,716)	(5,925)
Restructuring costs	(174)	(61)	(1,287)	(61)
Impairment charge	(97)	—	(569)	—
Amortization of acquired intangible asset	(142)	(148)	(419)	(285)
Non-GAAP research and development	$6,985	$9,096	$22,768	$26,645

GAAP general and administrative	$11,200	$11,164	$37,583	$33,199
Less:
Stock-based compensation	(4,779)	(3,273)	(13,719)	(9,152)
Restructuring costs	(21)	(37)	(303)	(37)
Impairment charge	(70)	—	(409)	—
Fees related to shareholder activism	—	—	(2,656)	—
Non-GAAP general and administrative	$6,330	$7,854	$20,496	$24,010

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Add:
Interest expense	18	42	80	145
Other income, net	(2,718)	(463)	(8,483)	(183)
Provision for income taxes	109	40	535	163
Stock-based compensation	11,565	9,903	33,291	29,108
Amortization of acquired intangible asset	142	148	419	285
Restructuring costs	1,013	1,070	5,825	1,070
Impairment charge	252	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP operating loss	$(1,093)	$(3,647)	$(6,127)	$(15,490)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Add:
Interest expense	18	42	80	145
Other income, net	(2,718)	(463)	(8,483)	(183)
Provision for income taxes	109	40	535	163
Depreciation and amortization	1,107	1,259	3,622	3,668
Amortization of acquired intangible asset	142	148	419	285
Amortization of cloud implementation costs	37	37	111	100
Stock-based compensation	11,565	9,903	33,291	29,108
Restructuring costs	1,013	1,070	5,825	1,070
Impairment charge	252	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Adjusted EBITDA	$51	$(2,351)	$(2,394)	$(11,722)

Reconciliation of net loss to non-GAAP net income (loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Add:
Stock-based compensation	11,565	9,903	33,291	29,108
Amortization of acquired intangible asset	142	148	419	285
Restructuring costs	1,013	1,070	5,825	1,070
Impairment charge	252	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP net income (loss)	$1,498	$(3,266)	$1,741	$(15,615)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP basic and diluted net income (loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP basic and diluted net loss per share:
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Weighted average common stock outstanding, basic and diluted	43,832,475	47,640,200	45,655,106	47,357,711
Net loss per share, basic and diluted	$(0.26)	$(0.30)	$(0.92)	$(0.97)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP basic and diluted net income (loss) per share:
Net loss	$(11,474)	$(14,387)	$(41,911)	$(46,078)
Add:
Stock-based compensation	11,565	9,903	33,291	29,108
Amortization of acquired intangible asset	142	148	419	285
Restructuring costs	1,013	1,070	5,825	1,070
Impairment charge	252	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP net income (loss)	$1,498	$(3,266)	$1,741	$(15,615)
Non-GAAP weighted-average common stock outstanding
Basic	43,832,475	47,640,200	45,655,106	47,357,711
Diluted	48,314,373	47,640,200	50,175,084	47,357,711
Non-GAAP net income (loss) per share of common stock:
Basic	$0.03	$(0.07)	$0.04	$(0.33)
Diluted	$0.03	$(0.07)	$0.03	$(0.33)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash used in operating activities:	$(2,860)	$(3,455)	$(11,343)	$(12,893)
Less: Purchases of property and equipment	(344)	(726)	(1,076)	(2,400)
Free cash flow	$(3,204)	$(4,181)	$(12,419)	$(15,293)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Core Platform
Subscription and other platform	$35,505	$40,723	$110,316	$120,820
Professional services	2,644	3,765	9,499	12,806
Total core platform revenue	$38,149	$44,488	$119,815	$133,626

Virtual Conference
Subscription and other platform	$925	$2,548	$3,814	$8,992
Professional services	148	539	742	1,687
Total virtual conference revenue	$1,073	$3,087	$4,556	$10,679

Revenue
Subscription and other platform	$36,430	$43,271	$114,130	$129,812
Professional services	2,792	4,304	10,241	14,493
Total revenue	$39,222	$47,575	$124,371	$144,305

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com